Exhibit 99.1

CDK Global Reports Third Quarter Results and Updates FY 2017 Outlook

Revenues Rise 3%, 4% on a Constant Currency Basis

GAAP Earnings per Share Rise 56%, Adjusted Earnings per Share Rise 55%

Increases Fiscal Year Forecast:
GAAP Earnings per Share to Rise 33% - 35%, Adjusted Earnings per Share to Rise 38% - 40%

HOFFMAN ESTATES, Ill., May 02, 2017 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its third quarter fiscal 2017 financial results and raised its earnings outlook for fiscal 2017.

Third Quarter Fiscal 2017 Results

Year-over-year highlights are below:

Third Quarter Fiscal 2017 Results	GAAP	Adjusted
Revenues	up 3% to $556.3 million	up 3% to $556.3 million
Earnings before income taxes	up 40% to $110.4 million	up 41% to $138.6 million
Net earnings attributable to CDK	up 44% to $77.3 million	up 43% to $95.1 million
Diluted net earnings attributable to CDK per share	up 56% to $0.53 per share	up 55% to $0.65 per share
Margin	Net earnings attributable to CDK margin up 390 bps to 13.9%	EBITDA margin up 690 bps to 32.5%

“The benefits of our on-going transformation continue to generate positive outcomes for CDK and our customers as we complete another strong quarter. Adjusted EBITDA margin expansion of 690 basis points versus last year’s third quarter demonstrates the financial impact of the plan's progress,” said Brian MacDonald, chief executive officer. “Our top priority is ensuring a better customer experience, and we saw record results in our customer service metrics through the critical calendar year-end period for dealers. CDK's transformation is solidly on track to generate both financial and operational improvements for CDK employees, our shareholders and our customers.”

Please refer to the tables at the end of this release for a reconciliation of the GAAP results to the non-GAAP results, which we refer to as our adjusted results throughout the body of this press release. Results below reflect year-over-year comparisons.

Impacts to the Third Quarter:

  Foreign exchange rates: Growth in revenues was negatively impacted by 1 percentage point by foreign exchange rates while growth in earnings before income taxes was positively impacted by 1 percentage point.

  Tax rate: The GAAP effective tax rate for the third quarter of fiscal 2017 was 28.6% compared to 29.1% in last year’s third quarter. The adjusted effective tax rate for the third quarter of fiscal 2017 was 30.3% compared to 30.5% in last year’s third quarter. Both the GAAP effective tax rate and the adjusted effective tax rate include net tax benefits of $3.4 million related to excess tax benefits associated with the adoption of the new stock compensation accounting standard on July 1, 2016.

CDK Segment Information

CDK North America: Retail Solutions North America

  Revenues increased 5% to $404.9 million.
  Earnings before income taxes increased 29% to $159.2 million.
  Pretax margin expanded 750 bps to 39.3% primarily due to operating efficiencies associated with the business transformation plan and scale from increased revenues.

CDK North America: Advertising North America

  Revenues increased 2% to $74.5 million.
  Earnings before income taxes increased 16% to $10.2 million.
  Pretax margin expanded 170 bps to 13.7% primarily due to increased operating efficiencies associated with the business transformation plan.

CDK International

  Revenues declined 1% to $76.9 million entirely due to unfavorable foreign exchange rates. On a constant currency basis, revenues increased 5%.
  Earnings before income taxes increased 31% to $19.9 million. On a constant currency basis, earnings before income taxes also increased 31%.
  Pretax margin expanded 620 bps to 25.9% primarily due to operating efficiencies associated with the business transformation plan, scale from increased local currency revenues, benefits associated with an indirect tax recovery and the timing of certain benefits accruals.

Fiscal 2017 Forecast

Based on financial performance in the quarter and our outlook, we have raised our earnings growth forecast for the full year.

Fiscal 2017 Forecast	GAAP	Adjusted
Revenues	Approximately 4.5%	Approximately 4.5%
Earnings before income taxes	up 18% - 20%	up 24% - 26%
Net earnings attributable to CDK	up 24% - 26%	up 29% - 32%
Diluted net earnings attributable to CDK per share	up 33% - 35%	up 38% - 40%
	$1.99 - $2.04	$2.40 - $2.44
Margin	Net earnings attributable to CDK margin up 200 - 240 bps	EBITDA margin up 550 - 575 bps

The fiscal 2017 forecast includes $95-$105 million of incremental adjusted EBITDA attributable to the execution of our business transformation plan.

We continue to anticipate a year-over-year impact to earnings and margins in the fourth quarter of fiscal 2017 due to incremental interest expense related to higher debt levels and incremental incentive compensation expense, provided we execute our business transformation plan.

Tax Rate

We now anticipate our GAAP effective tax rate for fiscal 2017 will be 30.0% - 31.0%  compared to 33.1% for fiscal 2016.  The adjusted effective tax rate for fiscal 2017 is expected to be 31.0% - 32.0% compared to 33.8% for fiscal 2016. The decrease in both GAAP and adjusted effective tax rates is driven primarily by tax benefits associated with the adoption of the new stock compensation accounting standard on July 1, 2016. Excess tax benefits and tax deficiencies related to the adoption of this standard will impact the provision for income taxes, resulting in increased volatility in our effective tax rates.

Please refer to the tables at the end of this press release for a reconciliation of the GAAP forecast to the adjusted forecast.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the third quarter of fiscal 2017 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, May 2, 2017 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK’s Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK’s financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Revenues	$556.3	$537.7	$1,654.8	$1,572.4

Expenses:
Cost of revenues	307.7	315.8	926.0	927.8
Selling, general and administrative expenses	117.4	125.0	342.0	328.2
Restructuring expenses	6.9	7.7	10.3	11.4
Total expenses	432.0	448.5	1,278.3	1,267.4

Operating earnings	124.3	89.2	376.5	305.0

Interest expense	(15.1)	(10.7)	(38.1)	(29.5)
Other income, net	1.2	0.1	2.8	5.7

Earnings before income taxes	110.4	78.6	341.2	281.2

Provision for income taxes	(31.6)	(22.9)	(99.6)	(94.6)

Net earnings	78.8	55.7	241.6	186.6
Less: net earnings attributable to noncontrolling interest	1.5	1.9	4.7	5.6
Net earnings attributable to CDK	$77.3	$53.8	$236.9	$181.0

Net earnings attributable to CDK per common share:
Basic	$0.53	$0.35	$1.60	$1.15
Diluted	$0.53	$0.34	$1.59	$1.14

Weighted-average common shares outstanding:
Basic	145.2	155.4	148.1	157.8
Diluted	146.5	156.3	149.3	158.7

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	June 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$385.2	$219.1
Accounts receivable, net of allowances	404.4	365.5
Other current assets	173.7	154.1
Total current assets	963.3	738.7

Property, plant and equipment, net	130.6	118.6
Other assets	195.5	217.2
Goodwill	1,165.8	1,182.7
Intangible assets, net	101.9	107.8
Total assets	$2,557.1	$2,365.0

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$46.8	$26.8
Accounts payable	35.9	38.8
Accrued expenses and other current liabilities	192.2	165.3
Accrued payroll and payroll-related expenses	97.8	115.3
Short-term deferred revenues	175.3	177.2
Total current liabilities	548.0	523.4

Long-term debt and capital lease obligations	1,544.5	1,190.3
Long-term deferred revenues	139.5	157.7
Deferred income taxes	48.1	46.9
Other liabilities	69.0	70.5
Total liabilities	2,349.1	1,988.8

Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	616.0	640.7
Retained earnings	413.9	238.3
Treasury stock, at cost	(825.3)	(526.6)
Accumulated other comprehensive income	(16.3)	5.8
Total CDK stockholders' equity	189.9	359.8
Noncontrolling interest	18.1	16.4
Total equity	208.0	376.2
Total liabilities and equity	$2,557.1	$2,365.0

CDK Global, Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	March 31,
	2017	2016
Cash Flows from Operating Activities:
Net earnings	$241.6	$186.6
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	52.0	45.6
Deferred income taxes	0.3	7.8
Stock-based compensation expense	32.3	25.5
Other	3.2	(4.5)
Changes in operating assets and liabilities, net of effect from acquisitions of businesses:
Increase in accounts receivable	(42.8)	(71.1)
Increase in other assets	(4.5)	(24.0)
Increase in accounts payable	1.4	11.3
Increase in accrued expenses and other liabilities	3.7	29.7
Net cash flows provided by operating activities	287.2	206.9

Cash Flows from Investing Activities:
Capital expenditures	(47.0)	(35.0)
Proceeds from sale of property, plant and equipment	0.5	—
Capitalized software	(22.9)	(9.6)
Acquisitions of businesses, net of cash acquired	—	(18.0)
Contributions to investments	(2.1)	(6.7)
Proceeds from investments	4.0	8.7
Net cash flows used in investing activities	(67.5)	(60.6)

Cash Flows from Financing Activities:
Proceeds from long-term debt	400.0	250.0
Repayments of long-term debt and capital lease obligations	(25.2)	(13.3)
Dividends paid to stockholders	(61.0)	(61.9)
Repurchases of common stock	(350.0)	(261.0)
Proceeds from exercises of stock options	12.1	5.3
Excess tax benefit from stock-based compensation awards	—	7.4
Withholding tax payments for stock-based compensation awards	(12.0)	(8.6)
Dividend payments to noncontrolling owners	(3.0)	—
Payments of deferred financing costs	(2.1)	(2.1)
Acquisition-related payments	(7.2)	(2.7)
Recovery of dividends paid	—	0.4
Net cash flows used in financing activities	(48.4)	(86.5)

Effect of exchange rate changes on cash and cash equivalents	(5.2)	(3.9)

Net change in cash and cash equivalents	166.1	55.9

Cash and cash equivalents, beginning of period	219.1	408.2

Cash and cash equivalents, end of period	$385.2	$464.1

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

Effective July 1, 2016, the Company reorganized into two main operating groups.  In connection with this reorganization, our operating segments have changed. The Company's first operating group is CDK North America which is comprised of two reportable segments, Retail Solutions North America and Advertising North America. The second operating group, which is also a reportable segment, is CDK International. In addition, the Company has an Other segment, the primary components of which are corporate allocations and other expenses not recorded in the segment results. Segment information for the three and nine months ended March 31, 2016 has been restated to conform to the new presentation.

	Segment Revenues
	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2017	2016	$	%	2017	2016	$	%
CDK North America:
Retail Solutions North America:
Subscription revenue	$312.2	$298.3	$13.9	5%	$941.9	$887.4	$54.5	6%
Transaction revenue	43.6	44.2	(0.6)	(1)%	133.2	132.4	0.8	1%
Other revenue	49.1	44.7	4.4	10%	119.0	115.6	3.4	3%
Total Retail Solutions North America (a)	$404.9	$387.2	$17.7	5%	$1,194.1	$1,135.4	$58.7	5%
Advertising North America (b)	74.5	73.2	1.3	2%	230.1	202.7	27.4	14%
CDK International (c)	76.9	77.3	(0.4)	(1)%	230.6	234.3	(3.7)	(2)%
Total	$556.3	$537.7	$18.6	3%	$1,654.8	$1,572.4	$82.4	5%

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2017	2016	$	%	2017	2016	$	%
CDK North America:
Retail Solutions North America (a)	$159.2	$123.3	$35.9	29%	$447.0	$348.7	$98.3	28%
Margin	39.3%	31.8%	750 bps		37.4%	30.7%	670 bps
Advertising North America (b)	10.2	8.8	1.4	16%	31.5	17.6	13.9	79%
Margin	13.7%	12.0%	170 bps		13.7%	8.7%	500 bps
CDK International (c)	19.9	15.2	4.7	31%	55.1	45.3	9.8	22%
Margin	25.9%	19.7%	620 bps		23.9%	19.3%	460 bps
Other (d)	(50.7)	(49.0)	(1.7)	(3)%	(121.2)	(102.8)	(18.4)	(18)%
Total	$138.6	$98.3	$40.3	41%	$412.4	$308.8	$103.6	34%
Margin	24.9%	18.3%	660 bps		24.9%	19.6%	530 bps

(a) The table below presents a reconciliation of revenues and earnings before income taxes for the Retail Solutions North America (RSNA) segment on a constant currency basis.

Retail Solutions North America	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$404.9	$387.2	$17.7	5%	$1,194.1	$1,135.4	$58.7	5%
Impact of exchange rates	(0.9)	—			(1.0)	—
Constant currency revenues (e)	$404.0	$387.2	$16.8	4%	$1,193.1	$1,135.4	$57.7	5%

Earnings before income taxes	$159.2	$123.3	$35.9	29%	$447.0	$348.7	$98.3	28%
Margin %	39.3%	31.8%	750 bps		37.4%	30.7%	670 bps
Impact of exchange rates	(0.5)	—			(0.5)	—
Constant currency earnings before income taxes (e)	$158.7	$123.3	$35.4	29%	$446.5	$348.7	$97.8	28%

(b) There are no adjustments to revenues and earnings before income taxes for the Advertising North America (ANA) segment including constant currency.

(c) The table below presents a reconciliation of revenues and earnings before income taxes for the CDK International (CDKI) segment on a constant currency basis.

CDK International	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$76.9	$77.3	$(0.4)	(1)%	$230.6	$234.3	$(3.7)	(2)%
Impact of exchange rates	4.1	—			13.7	—
Constant currency revenues (e)	$81.0	$77.3	$3.7	5%	$244.3	$234.3	$10.0	4%

Earnings before income taxes	$19.9	$15.2	$4.7	31%	$55.1	$45.3	$9.8	22%
Margin %	25.9%	19.7%	620 bps		23.9%	19.3%	460 bps
Impact of exchange rates	—	—			0.3	—
Constant currency earnings before income taxes (e)	$19.9	$15.2	$4.7	31%	$55.4	$45.3	$10.1	22%

(d) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment on a constant currency basis.

Other	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Loss before income taxes	$(78.9)	$(68.7)	$(10.2)	(15)%	$(192.4)	$(130.4)	$(62.0)	(48)%
Restructuring expenses	6.9	7.7			10.3	11.4
Other business transformation expenses	21.3	12.0			60.9	18.8
Tax matters indemnification gain, net	—	—			—	(2.6)
Adjusted loss before income taxes	$(50.7)	$(49.0)	$(1.7)	(3)%	$(121.2)	$(102.8)	$(18.4)	(18)%
Impact of exchange rates	—	—			(0.1)	—
Constant currency adjusted loss before income taxes (e)	$(50.7)	$(49.0)	$(1.7)	(3)%	$(121.3)	$(102.8)	$(18.5)	(18)%

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$556.3	$537.7	$18.6	3%	$1,654.8	$1,572.4	$82.4	5%
Impact of exchange rates	3.2	—	3.2		12.7	—	12.7
Constant currency revenues (a)	$559.5	$537.7	$21.8	4%	$1,667.5	$1,572.4	$95.1	6%

Earnings before income taxes	$110.4	$78.6	$31.8	40%	$341.2	$281.2	$60.0	21%
Margin	19.8%	14.6%	520 bps		20.6%	17.9%	270 bps
Restructuring expenses	6.9	7.7			10.3	11.4
Other business transformation expenses	21.3	12.0			60.9	18.8
Tax matters indemnification gain, net	—	—			—	(2.6)
Adjusted earnings before income taxes (a)	$138.6	$98.3	40.3	41%	$412.4	$308.8	$103.6	34%
Adjusted margin	24.9%	18.3%	660 bps		24.9%	19.6%	530 bps
Impact of exchange rates	(0.5)	—	(0.5)		(0.3)	—	(0.3)
Constant currency adjusted earnings before income taxes (a)	$138.1	$98.3	$39.8	40%	$412.1	$308.8	$103.3	33%

Provision for income taxes	$31.6	$22.9	$8.7	38%	$99.6	$94.6	$5.0	5%
Effective tax rate	28.6%	29.1%			29.2%	33.6%
Income tax effect of pre-tax adjustments	10.4	7.1			26.4	10.4
Pre spin-off filed tax return adjustment	—	—			—	0.4
Adjusted provision for income taxes (a)	$42.0	$30.0	$12.0	40%	$126.0	$105.4	$20.6	20%
Adjusted effective tax rate	30.3%	30.5%			30.6%	34.1%

Net earnings	$78.8	$55.7	$23.1	41%	$241.6	$186.6	$55.0	29%
Less: net earnings attributable to noncontrolling interest	1.5	1.9			4.7	5.6
Net earnings attributable to CDK	77.3	53.8	23.5	44%	236.9	181.0	55.9	31%
Restructuring expenses	6.9	7.7			10.3	11.4
Other business transformation expenses	21.3	12.0			60.9	18.8
Tax matters indemnification gain, net	—	—			—	(2.6)
Income tax benefit on pre-tax adjustments	(10.4)	(7.1)			(26.4)	(10.4)
Pre spin-off filed tax return adjustment	—	—			—	(0.4)
Adjusted net earnings attributable to CDK (a)	$95.1	$66.4	$28.7	43%	$281.7	$197.8	$83.9	42%

Diluted earnings attributable to CDK per share	$0.53	$0.34	$0.19	56%	$1.59	$1.14	$0.45	39%
Restructuring expenses	0.05	0.05			0.07	0.07
Other business transformation expenses	0.14	0.08			0.41	0.12
Tax matters indemnification gain, net	—	—			—	(0.02)
Income tax effect of pre-tax adjustments	(0.07)	(0.05)			(0.18)	(0.06)
Pre spin-off filed tax return adjustment	—	—			—	—
Adjusted diluted earnings attributable to CDK per share	$0.65	$0.42	$0.23	55%	$1.89	$1.25	$0.64	51%

Weighted-average common shares outstanding:
Diluted	146.5	156.3			149.3	158.7

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Net earnings attributable to CDK	$77.3	$53.8	$23.5	44%	$236.9	$181.0	$55.9	31%
Margin	13.9%	10.0%	390 bps		14.3%	11.5%	280 bps
Net earnings attributable to noncontrolling interest	1.5	1.9			4.7	5.6
Provision for income taxes	31.6	22.9			99.6	94.6
Interest expense	15.1	10.7			38.1	29.5
Depreciation and amortization	17.6	16.9			52.0	45.6
Total stock-based compensation	11.8	12.7			32.3	25.5
Restructuring expenses	6.9	7.7			10.3	11.4
Other business transformation expenses	18.9	11.2			56.9	17.4
Tax matters indemnification gain, net	—	—			—	(2.6)
Adjusted EBITDA (a)	$180.7	$137.8	$42.9	31%	$530.8	$408.0	$122.8	30%
Adjusted margin	32.5%	25.6%	690 bps		32.1%	25.9%	620 bps

	Nine Months Ended
	March 31,
	2017	2016
Net cash flows provided by operating activities	$287.2	$206.9
Capital expenditures	(47.0)	(35.0)
Capitalized software	(22.9)	(9.6)
Free cash flow (a)	$217.3	$162.3

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Fiscal 2017 Guidance
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2016	Fiscal 2017
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,114.6	$2,210.0	Approximately 4.5%

Earnings before income taxes	$369.1	$441.0	Increase 18 - 20%
Restructuring expenses	20.2	15.0
Other business transformation expenses	39.7	80.0
Tax matters indemnification gain, net	(2.6)	—
Adjusted earnings before income taxes (b)	$426.4	$536.0	Increase 24 - 26%

Provision for income taxes	$122.3	$134.0
Effective tax rate	33.1%	30.4%	30.0 - 31.0%
Income tax effect of pre-tax adjustments	21.6	34.0
Pre spin-off filed tax return adjustment	0.4	—
Adjusted provision for income taxes (b)	$144.3	$168.0
Adjusted effective tax rate	33.8%	31.3%	31.0 - 32.0%

Net earnings	$246.8	$307.0
Less: net earnings attributable to noncontrolling interest	7.5	7.0
Net earnings attributable to CDK	$239.3	$300.0	Increase 24 - 26%
Restructuring expenses	20.2	15.0
Other business transformation expenses	39.7	80.0
Tax matters indemnification gain, net	(2.6)	—
Income tax effect of pre-tax adjustments	(21.6)	(34.0)
Pre spin-off filed tax return adjustment	(0.4)	—
Adjusted net earnings attributable to CDK (b)	$274.6	$361.0	Increase 29 - 32%

Diluted net earnings attributable to CDK per common share	$1.51	$2.02	$1.99 - 2.04
Growth %			Increase 33 - 35%
Restructuring expenses	0.13	0.10
Other business transformation expenses	0.25	0.54
Tax matters indemnification gain, net	(0.01)	—
Income tax effect of pre-tax adjustments	(0.14)	(0.23)
Pre spin-off filed tax return adjustment	—	—
Adjusted diluted net earnings attributable to CDK per common share (b)	$1.74	$2.43	$2.40 - 2.44
Growth %			Increase 38 - 40%

	Fiscal 2016	Fiscal 2017
	Actuals	Full Year		4th Quarter Point Estimate (a)
		Full Year Point Estimate (a)	Guidance
Revenues	$2,114.6	$2,210.0		$555.0

Net earnings attributable to CDK	$239.3	$300.0	Increase 24 - 26%	$63.0
Margin	11.3%	13.6%	Increase 200 - 240 bps	11.4%
Net earnings attributable to noncontrolling interest	7.5	7.0		2.0
Provision for income taxes	122.3	134.0		34.0
Interest expense	40.2	57.0		19.0
Depreciation and amortization	64.0	73.0		21.0
Total stock-based compensation	36.4	54.0		22.0
Restructuring expenses	20.2	15.0		5.0
Other business transformation expenses	34.8	74.0		17.0
Tax matters indemnification gain, net	(2.6)	—		—
Adjusted EBITDA (b)	$562.1	$714.0	Increase 24 - 27%	$183.0
Adjusted margin	26.6%	32.3%	Increase 550 - 575bps	33.0%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

Effective July 1, 2016, the Company reorganized into two main operating groups.  In connection with this reorganization, our operating segments have changed. The Company's first operating group is CDK North America which is comprised of two reportable segments, Retail Solutions North America and Advertising North America. The second operating group, which is also a reportable segment, is CDK International. The key performance metrics for fiscal 2016 have been restated to conform to the new presentation.

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	For the Three Months Ended
	September 30, 2015 (a)	December 31, 2016 (a)	March 31, 2016 (a)	June 30, 2016 (a)	September 30, 2016	December 31, 2016	March 31, 2017
RSNA
Automotive
DMS Customer Sites (b)	9,181	9,210	9,184	9,206	9,232	9,184	9,157
Avg Revenue Per Site (c)	$7,145	$7,177	$7,286	$7,434	$7,827	$7,870	$7,974

Adjacencies
DMS Customer Sites (b)	5,096	5,178	5,236	5,327	5,380	5,415	5,523
Avg Revenue Per Site (c)	$1,524	$1,520	$1,535	$1,537	$1,560	$1,571	$1,577

Total RSNA
DMS Customer Sites (b)	14,277	14,388	14,420	14,533	14,612	14,599	14,680
Avg Revenue Per Site (c)	$5,141	$5,146	$5,205	$5,277	$5,524	$5,537	$5,573

Total Websites (d)	6,946	6,871	6,761	6,641	6,625	6,789	6,931

CDKI
DMS Customer Sites (b)	13,208	13,267	13,240	13,392	13,373	13,424	13,419
Avg Revenue Per Site (c)	$1,060	$1,122	$1,138	$1,148	$1,165	$1,183	$1,210

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2016 to reflect the change in reportable segments and budgeted foreign exchange rates for fiscal 2017.

(b) DMS Customer Sites - We track the number of customer sites that have an active DMS. Consistent with our strategy of growing our automotive retail customer base, we view the number of customer sites purchasing our DMS solutions as an indicator of market penetration for our RSNA and CDKI segments. Our DMS customer site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.

(c) Average Revenue Per DMS Customer Site - Average revenue per automotive retail DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS customer sites in the period. This metric has been updated to reflect the new segments and now includes revenue generated from websites.  The metric excludes subscription revenue generated by customers not included in our DMS site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract. Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

(d) Websites - For the RSNA segment, we track the number of websites that we host and develop for our OEM and automotive retail customers as an indicator of business activity, regardless of whether or not the website is tied to a DMS customer site. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible as of the end of the most recent calendar month.

Non-GAAP Financial Measures

We disclose certain financial measures on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP.  Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Constant currency revenues	Revenues
Constant currency adjusted earnings before income taxes	Earnings before income taxes

We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because the measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are useful for users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis.  We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

Management has excluded the following items from adjusted earnings before income taxes:

  Restructuring expenses recognized in connection with our business transformation plan for the periods presented.
  Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the periods presented.

Management has excluded the following item from adjusted provision for income taxes:

  Income tax effect of pre-tax adjustments described above for the periods presented.

Management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share.

Management has adjusted the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA:

  Net earnings attributable to noncontrolling interest included within the financial statements for the periods presented.
  Provision for income taxes included within the financial statements for the periods presented.
  Interest expense included within the financial statements for the periods presented.
  Depreciation and amortization included within the financial statements for the periods presented.
  Total stock-based compensation expense recognized for the periods presented.
  Restructuring expenses recognized in connection with our business transformation plan for the periods presented.
  Other business transformation expenses were included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the nine months ended March 31, 2017 and 2016. Other business transformation expenses excludes accelerated depreciation and stock-based compensation expense of $2.4 million and $0.8 million for the three months ended March 31, 2017 and 2016, respectively and $4.0 million and $1.4 million for the nine months ended March 31, 2017 and 2016, respectively.

We also review free cash flow to measure our ability to generate additional cash from our business operations. Free cash flow is defined as cash flow from operating activities less amounts paid for capital expenditures and capitalized software. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

We review revenues and adjusted earnings before income taxes on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollar using the average monthly exchange rates for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Forward-looking non-GAAP measures reflect expected adjustments for restructuring expenses, other business transformation expenses, and the related tax effect. In calculating adjusted EBITDA, we also remove total stock-based compensation expense.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasted GAAP and adjusted results for CDK’s fiscal year ending June 30, 2017, statements concerning CDK's payment of dividends or the repurchase of shares, the funding of such dividends and repurchases, and its business transformation plan, other plans, objectives, forecasts, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook and business trends, and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK's success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology; security breaches, interruptions, failures and other errors involving CDK's systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to CDK’s credit ratings and the impact of such changes on CDK’s financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of CDK’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; CDK's ability to timely and effectively implement its transformation plan, which is intended to increase operating efficiency and improve CDK's global cost structure, while limiting or mitigating business disruption; and the ability of CDK's significant stockholders and their affiliates to significantly influence CDK's decisions.

There may be other factors that may cause CDK's actual results to differ materially from the forward-looking statements. CDK's actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK's reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in CDK's most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK's actual results to differ from any forward-looking statements contained herein. These filings can be found on CDK's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:
Katie Coleman
847.485.4650
katherine.coleman@cdk.com

Media Contact:
David Webster
Aberdeen Strategies
469.222.3667
david.webster@aberdeenstrategies.com